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                                                           FOR IMMEDIATE RELEASE
                                                FOR FURTHER INFORMATION CONTACT:
                                               LANCE O. DIEHL, PRESIDENT AND CEO
                                                                  (570) 387 3464

                CCFNB BANCORP, INC. ANNOUNCES STOCK BUY BACK PLAN

Bloomsburg, Pennsylvania, August 18, 2003 - CCFNB Bancorp's board of directors has announced that it has authorized the company to purchase up to 100,000 shares in the aggregate of the company's common stock, in open market purchases from time to time at the discretion of the company's management.

CCFNB Bancorp intends to effect such purchases, if any, in compliance with rule 10b-18 under the Securities Exchange Act of 1934.


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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; including the timely availability and acceptance of new products, the impact of competitive products and pricing the management of growth, and the other risks detailed form time to time in the Company's SEC reports, including the report on Form 10-Q for the period ended June 30, 2003.
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